Pharmaxis Ltd

1,400,000 American Depository Shares

Representing 21,000,000 Ordinary Shares

UNDERWRITING AGREEMENT

November     , 2005

CIBC World Markets Corp.

JMP Securities LLC,

as Representatives of the several

Underwriters named in Schedule I hereto

c/o CIBC World Markets Corp.

300 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Pharmaxis Ltd., an Australian limited liability company (the “Company”) proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 1,400,000 American depository shares representing 21,000,000 ordinary shares (the “Firm ADSs”) of the Company (the “Ordinary Shares”). The respective amounts of the Firm Shares (as defined below) to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the other persons listed on Schedule II hereto (each a “Selling Shareholder” and collectively the “Selling Shareholders”) propose to grant to the Underwriters an option to purchase up to an additional 210,000 American depository shares representing 3,150,000 Ordinary Shares (the “Option ADSs”) from the Selling Shareholders for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm ADSs and the Option ADSs that the Underwriters elect to purchase pursuant to Section 1 hereof are herein collectively called the “ADSs.” The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Option ADSs are hereinafter called the “Option Shares.” The Firm Shares and the Option Shares are collectively called the “Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of November 12, 2004, among the Company, The Bank of New York, as depositary (the “Depositary”), and owners and beneficial owners from time to time of the American depositary receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive 15 Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form F-1 (No. 333-128581), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial statements), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the ADSs, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Shareholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed a Preliminary Prospectus (subject to completion) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $          per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.

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(b) The Selling Shareholders hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares and as set forth on Schedule II. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c) Payment of the purchase price for, and delivery of the Firm ADSs shall be made at the offices of CIBC World Markets Corp., 300 Madison Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement (or fourth business day following the date of this Agreement if this Agreement is executed after 4:30 p.m., New York City time) or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of a standard Australian share transfer form executed by the Selling Shareholders in blank, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholders, on each date of delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders (such time and date of delivery and payment are called the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(d) Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to the accounts specified by the Company or the Selling Shareholders, respectively, against delivery of the ADRs to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them.

(e) The Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) and shall be delivered by or on behalf of the Company or the Selling Shareholders, respectively, to the Representatives (or to

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the Depository, if so requested) through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter. The Company or the Custodian (as defined in Section (3(a)), respectively, will cause the ADRs representing the ADSs and the Shares to be made available for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit as the case may be, to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is the statements contained in the fourth, twelfth, thirteenth and twenty-third paragraphs under the caption “Underwriting” in the Prospectus.

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(b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).

(c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the financial statements set forth in the Prospectus and other financial information. The as-adjusted data and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(d) PricewaterhouseCoopers, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were an independent registered public accounting firm as required by the Securities Act and the Rules.

(e) The Company is duly organized, validly existing and registered under the laws of its jurisdiction of incorporation or organization. The Company has no subsidiary or subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

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(f) The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Firm Shares. All of the descriptions in the Registration Statement and the Prospectus of the legal and governmental procedures and requirements of the United States Food and Drug Administration (the “FDA”) or any foreign, state or local governmental body exercising comparable authority are accurate in all material respects.

(g) The Company owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. The Company has not received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles. Except as disclosed in the Prospectus and to the Company’s knowledge, the Intangibles of the Company referred to in the Prospectus do not materially infringe or conflict with any right or valid and enforceable patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company. To the Company’s knowledge, it is not subject to any judgment, order, writ, injunction or decree of any court or any U.S. federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, except for such orders, writs, injunctions or decrees that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, nor, has it entered into or is a party to any contract which restricts or impairs the use of any Intangible in a manner which would reasonably be expected to have a Material Adverse Effect on the use of any of the Intangibles. The Company has complied, in all material respects, with its respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intangibles of any other person or entity that are required to be set forth in the Prospectus and that are not set forth therein. To the Company’s knowledge, none of the Intangibles employed by it has been obtained or is being used by it in violation of any contractual obligation binding on the Company or any of its officers, directors or employees in violation of the contractual rights of any persons. Except as set forth in Registration Statement and the Prospectus, the Company is not obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how which would, individually or in the aggregate, reasonably be

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expected to have a Material Adverse Effect; and, no third party, including any academic or governmental organization, possess rights to the Intangibles which, if exercised, would reasonably be expected to have a Material Adverse Effect.

(h) All property held under lease by the Company is held by it under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any Material Adverse Effect; (ii) the Company has not sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, the Company has not, except as set forth in the Prospectus, (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

(i) There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company, in accordance with its terms. Neither the Company, nor to the Company’s knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company, of any other agreement or instrument to which the Company is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(j) The statistical and market related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

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(k) The Company is not in violation of any term or provision of its certificate of registration or constitution or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

(l) Neither the execution, delivery and performance of this Agreement and the Depositary Agreement by the Company nor the consummation of any of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the certificate of registration or constitution of the Company, except for such consents or waivers which have already been obtained and are in full force and effect.

(m) The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus. The electronic holdings evidencing the Shares underlying each of the ADSs are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding Ordinary Shares have been duly and validly issued and are fully paid. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Ordinary Shares or ADSs of the Company or any such rights pursuant to its certificate of registration or constitution or any agreement or instrument to or by which the Company is a party or bound, nor to the Company’s knowledge, except as set forth in the Prospectus and the Registration Statement, are there any preemptive rights, buy-backs, or similar agreements between the Company and any of its holders of Ordinary Shares. The Shares and the ADSs, when issued and sold pursuant to this Agreement, will be duly and validly issued and fully paid and none of them will be issued in violation of any preemptive or other similar right. The Firm Shares may be freely deposited by the Company and with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, will be freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the ADSs under the laws of Australia or the United States except as described in the Prospectus under “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sales”. Upon delivery of the Shares to the Depositary, ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters in accordance with Section 1. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any Ordinary Share or ADS of the Company or any security

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convertible into, or exercisable or exchangeable for, such security. The Ordinary Shares, ADRs and the ADSs conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

(n) No holder of any security of the Company has any right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder. Each director and executive officer of the Company and each shareholder of the Company listed on Schedule III has delivered to the Representatives his enforceable written lock-up agreement substantially in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”). The Company has not entered into any voting agreement or subject to any other arrangement with respect to the voting of any of its securities nor, to the Company’s knowledge, has any holder of its securities entered into any agreement or subject to any other arrangement with respect to the voting of the Company’s securities.

(o) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Depository Agreement and the issuance and sale of the Firm Shares and the ADSs by the Company. This Agreement has been, duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and except as enforceability of any indemnification or contribution provision may be limited under U.S. federal and state securities laws.

(p) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon execution and delivery by the Depositary of ADRs evidencing ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

(q) The statements set forth in the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares, and the ADSs, respectively, and under the caption “Taxation,” insofar as it purports to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(r) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

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(s) All dividends and other distributions declared and payable on the Ordinary Shares of the Company may under the current laws and regulations of Australia be paid to the Depositary in U.S. dollars or any other currency that may be converted from Australian dollars into that foreign currency, which may be freely transferred out of Australia and, except as set forth in the Prospectus and the Registration Statement, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Australia and are otherwise free and clear of any other tax, withholding or deduction in the Australia and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, license, annual inspections, clearances and qualifications of a governmental agency having jurisdiction over the Company or any of its properties or any stock exchange authorities (hereinafter referred to as “Governmental Authorizations”).

(t) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares, ADSs or any security of the Company to facilitate the sale or resale of any of the Shares or ADSs.

(u) The Company has filed all federal, state, local and foreign tax returns which are required to be filed through the date hereof (and for which the failure to file such returns, individually or in the aggregate, would have a Material Adverse Effect), which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company.

(v) The ADSs have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System. A registration statement has been declared effective on Form 20-F pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(w) A registration statement on Form F-6 (File No. 333-120026) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or to the knowledge of the Company after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time

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such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Securities Act and rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(x) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares or ADSs under the Exchange Act or the quotation of the ADSs on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

(y) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in Australia in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Australia of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in Australia or that any stamp or similar tax in Australia be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(z) The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(aa) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others

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within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the evaluation of the effectiveness of such disclosure controls at the end of each fiscal year; and (iii) are effective in all material respects to perform the functions for which they were established.

(cc) With respect to the Company’s current disclosure controls and procedures, it is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(dd) Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, PricewaterhouseCoopers has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(ee) Except as described in the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(ff) The Company is relying on and entitled to rely on a valid exemption of the Rules of the National Association of Securities Dealers (the “NASD Rules”) permitting it to forgo (i) the audit committee composition requirements of Rule 4350(d)(2) of the NASD Rules and (ii) the audit committee charter requirements of Rule 4350(d)(1) of the NASD Rules, and comply with the relevant Australian requirements.

(gg) The Company is actively taking steps to ensure that it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, any related rules and regulations promulgated by the Commission and corporate governance requirements under the NASD Rules upon the effectiveness of such provisions and has no reason to believe that it will not be able to comply with such provisions at the time of effectiveness.

(hh) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or the Company’s businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

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(ii) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(jj) There are no affiliations with the NASD among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater shareholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

(kk) (i) The Company is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) to the Company’s knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws.

(ll) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(mm) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). None of the Ordinary Shares being offered in the Australian Placement (as defined in the Registration Statement) will be offered to any resident in the U.S. and no action has been taken, or will be taken, by the Company or its agents which will cause such offering to not comply with Regulation S of the Securities Act.

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(nn) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(oo) The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company, has not, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(pp) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(qq) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) Except as described in the Registration Statement, the Company has not sold or issued any shares of Ordinary Shares or ADSs during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ss) The Company has fulfilled its obligations under Australian laws to make any required superannuation fund contributions.

(tt) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.

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(uu) To the Company’s knowledge after due inquiry, the studies, trials and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its products or product candidates have participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement or Prospectus were and, if still pending, are being conducted in all material respects in accordance with applicable medical and scientific protocols and research procedures. Except to the extent disclosed in the Registration Statement and the Prospectus, the Company has operated and currently is in compliance in all material respects with all applicable statutes and implementing regulations administered or enforced by the FDA and the similar agencies in Australia and the European Union, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. All descriptions of any studies, trials and tests conducted by or on behalf of or sponsored by the Company or in which the Company or to the Company’s knowledge after inquiry its products or product candidates have participated that are described in the Registration Statement and Prospectus or the results of which are referred to in the Registration Statement or Prospectus are true and correct. Except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any studies or tests that are described in the Registration Statement or Prospectus or the results of which are referred to in the Registration Statement or Prospectus.

(vv) The Company holds and is operating in material compliance with such exceptions, permits, licenses, franchises, authorizations and clearances of the FDA and/or any committee thereof and any state, local, or international regulatory agency required (including, but not limited to, similar agencies in Australia and the European Union), for the conduct of its business as currently conducted (collectively, the “Regulatory Permits”), and all such Regulatory Permits are in full force and effect, subject in each case to such exceptions and qualifications as may be set forth in the Prospectus. The Company has fulfilled and performed all of its material obligations with respect to the Regulatory Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Regulatory Permit, subject in each case to such exceptions and qualifications as may be set forth in the Prospectus.

3. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders hereby represent and warrant to each Underwriter as of the date hereof and as of the Option Shares Closing Date (if any), as follows:

(a) Each Selling Shareholder has caused an executed share transfer form in blank for the number of Option Shares to be sold by such Selling Shareholder hereunder to be delivered to Australian Executor Trustees Limited (the “Custodian”), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such share transfer forms to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and an agreement dated November     , 2005 among the Custodian and the Selling Shareholders substantially in the form attached hereto as Exhibit B (the “Custody Agreement”).

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(b) Each Selling Shareholder has granted an irrevocable power of attorney substantially in the form attached hereto as Exhibit C (the “Power of Attorney”) to the person named therein, on behalf of each such Selling Shareholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Option Shares to be sold by each Selling Shareholder pursuant hereto.

(c) This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have each been duly authorized, executed and delivered by or on behalf of each Selling Shareholder and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding agreement of each Selling Shareholder, enforceable against each such Selling Shareholder in accordance with its terms.

(d) The execution and delivery by each Selling Shareholder of this Agreement and the performance by each Selling Shareholder of its obligations under this Agreement, including the sale and delivery of the Shares to be sold by each such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by each Selling Shareholder with its obligations hereunder, do not and will not, whether with or without the giving of notice or the passage of time or both, (i) violate or contravene any provision of the charter or bylaws or other organizational instrument of any Selling Shareholder, if applicable, or any applicable law, statute, regulation, or filing or any agreement or other instrument binding upon any Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Selling Shareholder, (ii) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Option Shares to be sold by any Selling Shareholder or any property or assets of any Selling Shareholder pursuant to the terms of any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder may be bound or to which any of the property or assets of any Selling Shareholder is subject or (iii) require any consent, approval, authorization or order of or registration or filing with any court or governmental agency or body having jurisdiction over it, except such as may be required by the Blue Sky laws of the various states in connection with the offer and sale of the Shares which have been or will be effected in accordance with this Agreement.

(e) Each Selling Shareholder has, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will have, valid and marketable title to the Option Shares to be sold by such Selling Shareholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.

(f) Each Selling Shareholder has, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will have, full legal right, power and authority, and any approval required by law, to sell, assign, transfer and deliver the Option Shares to be sold by such Selling Shareholder in the manner provided by this Agreement.

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(g) Upon delivery of and payment for the Option Shares to be sold by each Selling Shareholder pursuant to this Agreement, assuming each Underwriter has no notice of any adverse claim, the several Underwriters will receive valid and marketable title to such Option Shares free and clear of any lien, claim, mortgage, pledge, security interest or other encumbrance.

(h) All information relating to each Selling Shareholder furnished in writing by such Selling Shareholder expressly for use in the Registration Statement and Prospectus is, and on each Closing Date will be, true, correct, and complete, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

(i) Each Selling Shareholder has reviewed the Registration Statement and Prospectus and, although such Selling Shareholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Shareholder that would lead such Selling Shareholder to believe that (i) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements made therein not misleading and (ii) on the Effective Date the Prospectus contained and, on each Closing Date contains, any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) The sale of Option Shares by each Selling Shareholder pursuant to this Agreement is not prompted by such Selling Shareholder’s knowledge of any material information concerning the Company which is not set forth in the Prospectus.

(k) No Selling Shareholder has taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) No Selling Shareholder has actual knowledge that any representation or warranty of the Company set forth in Section 2 above is untrue or inaccurate in any material respect.

(m) The representations and warranties of each Selling Shareholder in the Custody Agreement are, and on each Closing Date will be, true and correct.

4. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a) Notification that the Registration Statement has become effective shall have been received by the Representatives and the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement.

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(b) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a term sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

(c) The representations and warranties of the Company and the Selling Shareholders contained in this Agreement and in the certificates delivered pursuant to Section 4(d) and 4(e) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Shareholders shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before each such applicable Closing Date.

(d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

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(e) The Representatives shall have received on each Closing Date a certificate addressed to the Representatives and dated such Closing Date, of each Selling Shareholder, to the effect that: (i) the representations, warranties and agreements of such Selling Shareholder in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) each Selling Shareholder has performed all covenants and agreements and satisfied all conditions contained herein; and (iii) each Selling Shareholder has carefully examined the Registration Statement and the Prospectus and, in the opinion of such Selling Shareholder, (A) with respect to the information relating to such Selling Shareholder, as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred with respect to such Selling Shareholder which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus.

(f) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date signed letters (one of which shall be delivered in connection with the offering of the Shares outside the U.S. and Australia and one of which shall be delivered in connection with the offering of the Shares in the U.S. and Australia) from PricewaterhouseCoopers addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) The Representatives shall have received on each Closing Date from Venable LLP, corporate counsel for the Company in the U.S., an opinion, addressed to the Representatives and the Depositary and dated such Closing Date, substantially in the form attached hereto as Exhibit D.

(h) The Representatives shall have received on each Closing Date from PFM Legal Pty Ltd, corporate counsel for the Company in Australia, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form attached hereto as Exhibit E.

(i) The Representatives shall have received on each Closing Date from Venable LLP, intellectual property counsel for the Company in the U.S., an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form attached hereto as Exhibit F.

(j) The Representatives shall have received on each Closing Date from F B Rice & Co., intellectual property counsel for the Company in Australia, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form attached hereto as Exhibit G.

(k) The Representatives shall have received on each Closing Date from Venable LLP, regulatory counsel for the Company in the U.S., an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form of Exhibit H.

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(l) The Representatives shall have received on each Closing Date from PFM Legal Pty Ltd., counsel for the Company in Australia, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form of Exhibit I.

(m) The Representatives shall have received on each Closing Date from Emmet, Marvin & Marvin, LLP, counsel to the Depositary an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form of Exhibit J.

(n) The Representatives shall have received on the Option Share Closing Date from each of Arnold Bloch Leibler and Corrs Chambers Westgarth, counsel for the Selling Shareholders, an opinion addressed to the Representatives and dated such Option Share Closing Date, substantially in the form of Exhibit L.

(o) The Representatives shall have received on each Closing Date from NautaDutilh BVBA, regulatory counsel for the Company in the European Union, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form of Exhibit M.

(p) The Representatives shall have received on each Closing Date from Davies Collison Cave, intellectual property counsel for the Company in Australia, an opinion, addressed to the Representatives and dated such Closing Date, substantially in the form attached hereto as Exhibit N.

(q) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and the Underwriters shall have received from Cooley Godward LLP, counsel for the Underwriters, an opinion, addressed to the Representatives and dated such Closing Date, with respect to the ADSs, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request and the Company shall have furnished to Cooley Godward LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(r) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule III hereto.

(s) The Shares shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

(t) The Company and each Selling Shareholder shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

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5. Covenants of the Company and the Selling Stockholders.

(a) The Company covenants and agrees as follows:

(i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(ii) The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares or ADSs for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Shares or ADSs is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month

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period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(viii) Without the prior written consent of CIBC World Markets Corp., for a period of 90 days after the date of this Agreement, the Company and each of its individual directors and executive officers shall not issue, sell or register with the Commission, the Australian Securities and Investments Commission or the Australian Stock Exchange (other than on Form S-8 or on any successor form or on any similar form of the Australian Securities and Investments Commission or the Australian Stock Exchange), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement and the issuance of shares pursuant to the Company’s existing stock option plan as described in the Registration Statement and the Prospectus. Notwithstanding the foregoing, (i) in the event that during this period, (x) any shares are issued pursuant to the Company’s existing stock option plan that are exercisable during such 90 day period or (y) any registration is effected on Form S-8 or on any successor form or on any similar form under the

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laws of Australia relating to shares that are exercisable during such 90 day period, the Company shall obtain the written agreement of each such grantee or purchaser or holder of such registered securities to be subject to similar lockup restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period and (ii) if (x) during the last 17 days of the 90 day period described in this Section 5(a)(viii) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 90 day period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period; the restrictions imposed during this Section 5(a)(viii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

(ix) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

(x) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law or the requirements of any stock exchange.

(xi) The Company will apply the net proceeds from the offering of the Firm Shares in the manner set forth under “Use of Proceeds” in the Prospectus.

(xii) Prior to each Closing Date to deposit the Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Closing Date.

(xiii) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act.

(b) The Company agrees (1) to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of

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the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus and any document incorporated by reference therein, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement, the Depositary Agreement and any other documents in connection with this offering; (ii) the preparation and delivery the Shares, ADRs and ADSs to the Underwriters; (iii) the registration or qualification of the Shares and ADSs for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares and ADSs by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares and ADSs for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; and (2) pay or cause to be paid: (i) all expenses and taxes arising as a result of the deposit by the Company of the Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefore by the Depositary to the Company, of the sale and delivery of the ADSs and the Shares by the Company to or for the account of the Underwriters and of the sale and delivery of the ADSs and the Shares by the Underwriters to each other and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any Australian income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS or a Share pursuant to this Agreement; (ii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of ADSs); (iii) the cost of preparing the ADRs; (iv) the cost and charges of any transfer agent, depositary or registrar; and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Subject to the provisions of Section 8, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

(c) The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties,

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capital duties and stock transfer taxes, if any, payable upon the sale of the Option Shares to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each of the Selling Shareholders agree, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to

25.

qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or other information relating to the Selling Stockholder furnished in writing to the Company by or with the approval of such Selling Stockholder in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with information furnished in writing to the Selling Stockholder by the Representatives on behalf of any Underwriter specifically for use therein. Notwithstanding the foregoing, the liability of the Selling Shareholders pursuant to the provisions of this Section 6(b) shall be limited to an amount equal to the aggregate net proceeds received by such Selling Shareholders from the sale of the Shares sold by the Selling Shareholders hereunder. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

(c) Each Underwriter agrees to indemnify and hold harmless the Company the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company or the Selling Shareholders (including any controlling person, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

(d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers

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served. No indemnification provided for in Section 6(a), 6(b) or 6(c) shall be available to any party who shall fail to give notice as provided in this Section 6(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a), 6(b) or 6(c) is due in accordance with its terms, but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Selling Shareholders, and the

27.

Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter (except as may be provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the aggregate net proceeds of the sale of Shares received by the Selling Shareholders. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or any Selling Shareholder, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter’s obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. This provision of Section 7 shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

8. Termination.

(a) This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Shareholders at any time at or before a Closing Date in the absolute discretion of the Representatives if: (i) there has occurred any material adverse change in the securities markets in the United States or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets in the United States or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions

28.

on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares, ADSs or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state, Australian or Federal authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to any of its provisions, neither the Company nor the Selling Shareholders shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or a Selling Shareholder, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or a Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Shareholder or to the other Underwriters for damages occasioned by its failure or refusal.

9. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which

29.

remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives or the Company and the Selling Shareholders shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the Option Shares Closing Date, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Shareholders, and without liability on the part of the Company or the Selling Shareholders, except as provided in Sections 5(b), 6, 7 and 8. The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

10. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Shareholders or the or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b), 6, 7 and 8 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

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By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Puglisi & Associates (or any successor) (together with any successor, the “Agent for Service”), as its registered agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Shares, that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Shares shall be outstanding. By the execution and delivery of this Agreement, the Selling Shareholders submit to the non-exclusive jurisdiction of the federal or state court in the State of New York in any proceeding arising out of or relating to this Agreement or the Shares, or brought under federal or state securities laws.

To the extent that the Company or the Selling Shareholders has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 300 Madison Avenue, New York, New York 10017, Attn: Michael Brinkman, with a copy to Cooley Godward LLP, Five Palo Alto Square, 5000 El Camino Real, Palo Alto, CA 94306, Attn: Laura A. Berezin, (b) if to the Company, to its Agent for Service as such agent’s address appears on the cover page of the Registration Statement with a copy to Venable LLP, 8010 Towers Crescent Drive, Suite 300, Vienna, VA 22182, Attn: Elizabeth R. Hughes and (c) if to the Selling Shareholders to Brigitte Smith, GBS Venture Partners, Harley House, Level 571, Collins Street, Melbourne, Victoria 3000 Australia, with a copy to Jane Sheridan, Arnold Bloch Leibler, Level 21, 333 Collins Street, Melbourne, Victoria 3000 Australia.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

PHARMAXIS LTD

Director

Name (please print)

Director/Secretary

Name (please print)

GBS VENTURE PARTNERS LIMITED AS MANAGER OF THE AUSTRALIAN BIOSCIENCE TRUST

Director

Name (please print)

Director/Secretary

Name (please print)

32.

GBS VENTURE PARTNERS LIMITED AS TRUSTEE AND MANAGER OF BIOSCIENCE VENTURES II

Director

Name (please print)

Director/Secretary

Name (please print)

Confirmed:

CIBC WORLD MARKETS CORP.
JMP SECURITIES LLC

Acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I annexed hereto.

By	CIBC WORLD MARKETS CORP.

By
Name: Title:

33.

SCHEDULE I

Name	Number of Firm ADS to Be Purchased	Number of Firm Shares underlying the Firm ADS
CIBC World Markets Corp.
JMP Securities LLC

Total	1,400,000	21,000,000

Sch I - 1

SCHEDULE II

	Number of Option ADSs that May Be Purchased	Ordinary Shares underlying the Option ADS
Australian Bioscience Trust	138,066	2,070,990
Bioscience Ventures II	71,934	1,079,010

Total	210,000	3,150,000

Sch II - 1

SCHEDULE III

Lock-up Signatories

CM Capital Investments as manager of CM Venture Trust #3

The Australian Bioscience Trust

Patch International, Inc. (65% of holdings only)

Charles Kiefel

McGarvey Investments Pty Ltd (McGarvey affiliate)

David M. McGarvey

Gary J. Phillips

Movilli Pty Ltd (McComas affiliate)

Bioscience Ventures II

Alan D. Robertson

Brett Charlton

John F. Crapper

William B. Cowden

Ian A. McDonald

Denis M. Hanley

Malcolm J. McComas

Sch III - 1

Exhibit A

LOCK-UP AGREEMENT

September     , 2005

CIBC World Markets Corp.

As Representative of the Several Underwriters

c/o CIBC World Markets Corp.

300 Madison Avenue

New York, New York 10017

Re:	Public Offering of Pharmaxis Ltd

Ladies and Gentlemen:

The undersigned, a holder of ordinary shares (“Ordinary Shares”), or rights to acquire Ordinary Shares, of Pharmaxis Ltd (the “Company”) understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of American depository shares (“ADSs”) each representing fifteen Ordinary Shares of Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of CIBC World Markets Corp. on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of this Letter Agreement and ending on the date that is 90 days (the “Lock-Up Period”) after the date of the final prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any ADSs or Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of CIBC World Markets Corp. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares. The foregoing shall not apply to ADSs or Ordinary Shares, or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares, to be transferred (a) as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof), (b) to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned (provided that such trust agrees in writing to be bound by the terms hereof), or (c) the sale of the Securities to be sold pursuant to the Prospectus. For purposes of this Letter Agreement, “immediate family” shall mean (i) the spouse, lineal descendants, father, mother, brother or sister of the undersigned; (ii) anyone that is financially dependent on the undersigned; and (iii) the father, mother, brother or sister of the undersigned’s spouse.

Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period; CIBC World Markets Corp., on behalf of the Underwriters, may, in its sole discretion, extend the restrictions imposed in this Letter Agreement until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act of 1933, as amended, and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent or depositary for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Letter Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Public Offering, (ii) upon the date the registration statement filed with the Securities and Exchange Commission with respect to the Public Offering is withdrawn, (iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the Closing Date (as defined in the Underwriting Agreement), or (iv) if the Underwriting Agreement does not become effective by December 31, 2005.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name of Shareholder - Please Print)

(Signature)

(Name of Signatory if Shareholder is an entity - Please Print)

(Title of Signatory if Shareholder is an entity - Please Print)

Address:

Accepted as of the date first set forth above:

CIBC World Markets Corp.

By:
Name:
Title:

Exhibit B

FORM OF CUSTODY AGREEMENT

for sale of [            ] American Depository Shares (“ADSs”)

representing [            ] Ordinary Shares

Australian Executor Trustees Limited, ABN 84 007 869 794 (the “Custodian”)

80 Alfred Street

Milsons Point, New South Wales 2061

Commonwealth of Australia

Attention:

Ladies and Gentlemen:

The undersigned,                                         , delivers to you as Custodian herewith an aggregate of [            ] American Depositary Shares (“ADSs”) representing [            ] ordinary shares (“Ordinary Shares”), of Pharmaxis Ltd, an Australian limited liability corporation (the “Company”) as set forth at the end of this letter on the page entitled “ADSs DEPOSITED.” Each of the ADSs so delivered is accompanied by an executed assignment form duly endorsed for transfer and is in negotiable form bearing the signature of the undersigned guaranteed by a commercial bank or trust company having an office or a correspondent in New York City, New York or by a member firm of the New York, American or Pacific Stock Exchange. The ADSs are to be held by you as Custodian for the account of the undersigned and are to be disposed of by you in accordance with this Custody Agreement (this “Custody Agreement”).

The undersigned represents and warrants to the Custodian that: (i) it has power under its constituents documents (including any trust deed) to enter into this Custody Agreement and enter into transactions contemplated by this Custody Agreement (together called the “ADS Transaction”); and (ii) it has obtained all necessary authorities and consents to enter into the ADS Transaction; and (iii) this Custody Agreement and the Transfer have been duly and properly executed by the undersigned.

The undersigned agrees to deliver such additional documentation as you, the Attorneys (as defined herein), the Company or the Representatives (as defined herein) or any of their respective counsel may reasonably request to effectuate or confirm compliance with any of the provisions hereof or of the Power of Attorney or the Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the party requesting such documentation.

Concurrently with the execution and delivery of this Custody Agreement, the undersigned has executed a power of attorney a copy of which is attached as Annexure A (the

“Power of Attorney”) irrevocably appointing                      and                             , each with full power and authority to act alone in any matter thereunder and with full power of substitution, the true and lawful attorneys-in-fact of the undersigned (individually, an “Attorney” and collectively, the “Attorneys”), with full power and authority in the name of, for and on behalf of, the undersigned with respect to all matters arising in connection with the sale of the ADSs by the undersigned including, but not limited to entering into and performing an underwriting agreement (the “Underwriting Agreement”) among the Company, certain shareholders of the Company including the undersigned (the “Selling Shareholders”), CIBC World Markets Corp. and JMP Securities LLC, as representatives (the “Representatives”) of the several underwriters to be named in Schedule I to the Underwriting Agreement (the “Underwriters”). The total number of ADSs to be sold by the undersigned to the Underwriters and set forth opposite the name of the undersigned in Schedule II to the Underwriting Agreement is hereinafter referred to as the “Shares.”

You are irrevocably authorized and directed to hold the ADSs deposited with you hereunder in your custody and, subject to the instructions of the Attorneys, (i) to take all necessary action to cause the Shares to be transferred on the books of the Company and on the books of the Bank of New York (the “Depositary”) into such names as the Representatives, on behalf of the several Underwriters, shall have instructed, including surrendering the ADSs representing the Shares to the transfer agent or Depositary for the ADSs for cancellation, in exchange for new ADSs registered in such names and in such denominations as the Representatives shall have instructed; (ii) to deliver such new ADSs to the Representatives, for the accounts of the several Underwriters, against payment for such Shares at the purchase price per Share specified in the Underwriting Agreement and to give receipt for such payment; (iii) to deposit the same to your account as Custodian and draw upon such account to pay such transfer taxes, if any, payable in connection with the transfer of the Shares to the Underwriters (“Transfer Taxes”) as you may be instructed to pay by the Attorneys; (iv) to initiate transmission to the undersigned in the manner set forth under “Manner of Payment” below, within 24 hours of receiving instructions from the Attorneys to do so, the excess, if any (the “Net Proceeds”), of the amount received by you as payment for the Shares over the Transfer Taxes, if any. The amount of such Net Proceeds is to be paid in the manner requested by the undersigned at the end of this Custody Agreement or in such manner as you, in accordance with the terms hereof, shall deem appropriate. Upon receipt of instructions from the Attorneys, you shall also return to the undersigned, new ADSs representing the excess, if any, of the number of shares of Common Stock represented by the certificate(s) deposited with you hereunder over the number of Shares sold by the undersigned to the Underwriters.

If the Underwriting Agreement shall not have been entered into prior to December 31, 2005, then, upon the written request of the undersigned to you certifying to that effect and also certifying on or after that date, you are return to the undersigned the Shares deposited with you hereunder. In any event if the Custodian has not received any instructions from the undersigned from the undersigned or its Attorneys in accordance with this Custody Agreement by January 7, 2006, then you are authorized to return the Shares to the undersigned without the necessity for any instructions from the undersigned or its Attorneys. The return is to be regarded as effected by you delivering to the undersigned a duly executed Transfer retransferring the Shares to the undersigned.

Under the terms of the Power of Attorney, the authority conferred thereby is granted and conferred subject to and in consideration of the interests of the Attorneys, the several Underwriters, the Company and the other Selling Shareholders (as defined in the Underwriting Agreement) and is irrevocable and not subject to withdrawal or termination by any act of the undersigned by the occurrence of any other event or events (including, without limitation, the termination of any trust or estate for which the undersigned is acting as fiduciary or fiduciaries, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate or the merger, consolidation, dissolution or liquidation of any corporation or partnership) (any of the foregoing being hereinafter referred to as an “Event”). Accordingly, the ADSs deposited with you hereunder and this Custody Agreement and your authority hereunder are subject to and in consideration of the interests of the several Underwriters, the Company, the Attorneys and the other Selling Shareholders, and this Custody Agreement and your authority hereunder, prior to December 31, 2005, are irrevocable and are not subject to withdrawal or termination by the occurrence of any Event. If an Event shall occur after the execution hereof but before the delivery of the Shares to the Underwriters, the ADSs representing such Shares will be delivered by you to the Underwriters on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and this Custody Agreement and any actions taken by you pursuant to this Custody Agreement shall be as valid as if such Event had not occurred, regardless of whether or not you, the Attorneys, the Underwriters or any one of them, shall have received notice of such Event.

Until payment of the purchase price for the Shares has been made to you by or for the account of the several Underwriters, the undersigned shall remain the owner of all Ordinary Shares represented by the ADSs deposited with you hereunder (subject to any restrictions set forth in the depositary agreement with the Depositary, if applicable) and shall have the right to vote such shares and all other securities, if any, represented by such certificate(s) and to receive all dividends and distributions thereon, except the right to retain custody and dispose of such shares, which is subject to the rights of the Custodian under this Custody Agreement, the Attorneys under the Power of Attorney and the Underwriters under the Underwriting Agreement. The Underwriters shall not acquire the power or the right to direct the investment of the Shares by virtue of this Custody Agreement until the consideration therefor is paid pursuant to the Underwriting Agreement.

You shall be absolutely entitled, without further inquiry made by you, to (i) act and rely upon any statement, request, notice or instruction respecting this Custody Agreement given or purporting to be given to you by the Attorneys, or any one of them in accordance with the Power of Attorney. Any Attorney has the authority in accordance with the Power of Attorney to instruct you on irregularities or discrepancies in the ADSs representing shares of Ordinary Shares and any accompanying documents, and (ii) accept receipts or other documents, instruments, certificates, moneys or other negotiable instruments.

You are also not required to examine or consider the Underwriting Agreement at any time and may rely on instructions from the Attorneys and any Representative purporting to be made under or in compliance with the Underwriting Agreement.

In taking any action requested or directed by the Representatives under the terms of this Custody Agreement, you will be entitled to (i) rely upon a writing signed by a Vice President, Senior Vice President, Managing Director, Counsel, Assistant General Counsel or General Counsel of CIBC World Markets Corp; and (ii) act on the instructions of the Representative without first conferring with or seeking the approval from any of the Attorneys.

It is understood that you assume no responsibility or liability to any person other than to deal with the ADSs and underlying Ordinary Shares deposited with you hereunder and the proceeds from the sale of all or a portion of the securities represented thereby in accordance with the provisions of this Custody Agreement. The undersigned agrees to irrevocably indemnify you and to hold you free from and harmless against any and all loss, claim, damage, liability or expense suffered or incurred by you arising out of or in connection with acting as Custodian hereunder, as well as the cost and expense of defending against any claim of liability hereunder, which is not due to your own gross negligence or willful misconduct. The undersigned will pay, in addition to any fees payable under the separately agreed fees letter, all third party reasonable costs, charges and expenses suffered or incurred by you in performing the obligations under this Custody Agreement except to the extent that those costs, charges and expenses have been incurred or have arisen as a result of your fraud, gross negligence or willful default. To the extent, you will seek the consent of the undersigned before incurring those costs, charges or expenses.

The representations and warranties of the undersigned set forth in the Underwriting Agreement are hereby incorporated by reference herein and the undersigned represents and warrants that such representations and warranties are true and correct on the date hereof as if made on the date hereof. The representations, warranties and agreements contained herein, as well as those contained in the Underwriting Agreement, are made for the benefit of, and may be relied upon by, you, the other Selling Shareholders, the Attorneys, the Company, Company counsel, the Underwriters and Underwriter counsel and their representatives, agents and counsel. These representations, warranties and agreements shall remain operative and in full force and effect, and shall survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the persons listed in the preceding sentence, (ii) acceptance of the Shares and payment for them under the Underwriting Agreement and (iii) termination of this Custody Agreement.

This Custody Agreement shall be binding upon the undersigned and the heirs, legal representatives, distributees, successors and assigns of the undersigned.

This Custody Agreement may be signed in counterparts which together shall constitute one and the same agreement.

This Custody Agreement shall be governed by the laws of New South Wales, Australia without regard to the conflicts of laws principles thereof.

Please acknowledge your acceptance hereof as Custodian, and receipt of the certificate(s) deposited with you hereunder, by executing and returning the enclosed copy hereof to the undersigned in care of [                    ].

Dated:	,

Very truly yours,

By:
Name:
Title:

Print Name(s) and Address of Selling Shareholder(s) and Name and Title of any Person Signing as Agent or Fiduciary:

Taxpayer I.D.:

Telephone:

Instruction: Complete each column as to certificate(s) to be deposited with the Custodian.

ADSs DEPOSITED

ADS	Maximum Number of ADSs
Certificate	To Be Sold from Certificate
No.

TOTAL:

Instruction: Indicate how you wish to receive payment for the ADSs sold to the Underwriters. Please note that if you are selling ADSs registered in the name of a corporation or other association or a trust, payment will be made only to the corporation or other association or trust. A wire transfer can be made only to an account standing in exactly the same name as the person or entity, including the corporation or other association or trust, that is the registered owner of the ADR being sold.

MANNER OF PAYMENT

I request that payment of the net proceeds from the sale of the ADSs of the Company to be sold by me pursuant to the Underwriting Agreement be made in the following manner (CHECK ONE):

☐	CHECK made payable to:

to be sent to the following address:

_________________________________________

_________________________________________

Phone: (        )

Please send by (check one):

☐	First class mail

☐	Federal Express

Federal Express account number

_________________________________

☐	or transfer to the following account:

Account No.

Bank                                                  See attached wire transfer instructions

                                             (name)

______________________________

                                             (address)

ABA No.

Phone: (        )

☐	Other (please specify)

_____________________________________

CUSTODIAN’S ACKNOWLEDGMENT AND RECEIPT

Australian Executor Trustees Limited, as Custodian, acknowledges acceptance of the duties of the Custodian under the foregoing Custody Agreement and receipt of the ADSs referred therein.

Dated:                 ,

[Custodian]

By:
Name:
Title:

DO NOT DETACH FROM CUSTODY AGREEMENT

Exhibit C

SELLING SHAREHOLDERS’

IRREVOCABLE POWER OF ATTORNEY

for sale of [            ] American Depository Shares (“ADSs”)

representing [            ] Ordinary Shares

[name of Attorney 1]

[name of Attorney 2]

[Address]

Ladies and Gentlemen:

The undersigned holder of American depository shares (“ADSs”) and certain other holders of ADSs of Pharmaxis Ltd (the “Company”) (such holders and the undersigned being hereinafter sometimes collectively referred to as the “Selling Shareholders”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, CIBC World Markets Corp., and JMP Securities LLC, as representatives (the “Representatives”) of the several underwriters to be named in Schedule I to the Underwriting Agreement (the “Underwriters”). The Selling Shareholders propose to sell to the Underwriters pursuant to the Underwriting Agreement certain authorized and issued ADSs of the Company owned by them. It is understood that at this time there is no commitment on the part of the Underwriters to purchase any ADSs and no assurance that the Underwriting Agreement will be entered into by the Company or the Underwriters.

The undersigned hereby irrevocably constitutes and appoints                              and                                  each with full power and authority to act alone in any matter hereunder and with full power of substitution, the true and lawful attorneys-in-fact of the undersigned (individually an “Attorney” and collectively the “Attorneys”), with full power and authority in the name of, for and on behalf of, the undersigned with respect to all matters arising in connection with the sale of the ADSs by the undersigned including, but not limited to, the power and authority on behalf of the undersigned to take any and all of the following actions:

1. To sell, assign, transfer and deliver to the several Underwriters up to the number ADSs set forth on the signature page hereof such ADSs to be represented by American depository receipts (“ADRs”) deposited by the undersigned pursuant to the Custody Agreement (the “Custody Agreement”) between the undersigned and Australian Executor Trustees Limited, as Custodian (the “Custodian”), at not less than the Initial Price as defined in the Underwriting Agreement;

2. To determine the number of shares of ADSs to be sold by the undersigned to the Underwriters, which numbers shall be no greater but may be fewer than the corresponding numbers set forth on the signature page hereof (such total number of ADSs as is finally determined by the Attorneys and set forth opposite the name of the undersigned in Schedule II to the Underwriting Agreement is hereinafter referred to as the “Shares”);

3. To execute, deliver and perform the Underwriting Agreement in customary form with such customary representations, warranties and covenant as the Attorneys, in their sole discretion, may deem appropriate, with full power to make such amendments to the Underwriting Agreement as the Attorneys, in their sole discretion, may deem advisable;

4. On behalf of the undersigned, to make the representations and warranties and enter into the agreements contained in the Underwriting Agreement (including, without limitation, entering into the “lock-up” agreements);

5. (a) To instruct the Custodian on all matters pertaining to the sale of the ADSs and the delivery of ADRs therefore, including: (i) the transfer of the ADSs and underlying Ordinary Shares on the books of the Company or the Bank of New York as depositary (the “Depositary”), as applicable, in order to effect the sale of the Shares (including designating the name or names in which new ADSs or ADRs are to be issued and the denominations thereof), (ii) the delivery to or for the account of the Underwriters of the ADSs or ADRs against receipt by the Custodian of the purchase price to be paid therefore, (iii) the payment, out of the proceeds (net of underwriting discounts and commissions) from the sale of the Shares by the undersigned to the Underwriters, of any expense incurred in accordance with paragraph 6 which is not payable by the Company and any transfer taxes payable in connection with the transfer of the Shares to the Underwriters (“Transfer Taxes”) and (iv) the transmission to the undersigned of the proceeds, if any, from the sale of the Shares (after deducting all amounts payable by the undersigned pursuant to clause (iii) above) and the return to the undersigned, of new certificate(s) representing the excess, if any, of the number of Ordinary Shares represented by the ADSs deposited with the Custodian over the number of Shares sold to the Underwriters; and (b) to amend the Custody Agreement and any related documents in such manner as the Attorneys may determine to be not materially adverse to the undersigned.

6. To incur or authorize the incurrence of any necessary or appropriate expense in connection with the sale of the Shares and to determine the amount of any Transfer Taxes;

7. To take any and all steps deemed necessary or desirable by the Attorneys in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended, and the securities or “blue sky” laws of various states and jurisdictions, including, without limitation, the giving, making or filing of such undertakings, consents to service of process and representations and agreements and the taking of such other steps as the Attorneys may deem necessary or desirable;

8. To retain legal counsel to represent the undersigned in connection with any and all matters referred to herein (which counsel may, but need not be, counsel for the Company);

9. To make, execute, acknowledge and deliver all such other contracts, stock powers, orders, receipts, notices, instructions, certificates, letters and other writings, including, without limitation, communications with the Securities and Exchange Commission state securities commissions and the National Association of Securities Dealers, Inc. (“NASD”), and in general to do all things and to take all actions which the Attorneys, in their sole discretion, may consider necessary or desirable in connection with the sale of Shares to the Underwriters and the public offering thereof, as fully as could the undersigned if personally present and acting;

10. If necessary, to endorse (in blank or otherwise) on behalf of the undersigned the ADSs representing the Ordinary Shares, or a stock power or powers attached to such certificate(s) or ADRs, as applicable; and

11. To sign such other certificates, documents and agreements and take any and all other actions as the Attorneys may deem necessary or desirable in connection with the consummation of the transactions contemplated by the Underwriting Agreement, the Custody Agreement and this Power of Attorney.

Each Attorney may act alone in exercising the rights and powers conferred on the Attorneys in this Power of Attorney, and the act of any Attorney shall be the act of the Attorneys. Each Attorney is hereby empowered to determine in his or her sole discretion the time or times when, the purpose for and the manner in which any power herein conferred upon him or her shall be exercised, and the conditions, provisions or covenants of any instrument or document which may be executed by him or her pursuant hereto.

The undersigned acknowledges receipt of a copy of Amendment No.      to the Registration Statement on Form F-1 (the “Registration Statement”) relating to the offering of the ADSs (the “Offered Shares”) to be sold by the Selling Shareholders and a copy of the draft form of the Underwriting Agreement dated                     . The undersigned has reviewed the Registration Statement and the form of the Underwriting Agreement and understands the obligations and agreements of the undersigned set forth in the Underwriting Agreement. All representations and warranties of the Selling Shareholders in the Underwriting Agreement with respect to the undersigned will be as of the date of the execution of the Underwriting Agreement, the Closing Dates (as determined in accordance with the Underwriting Agreement), true and correct. All such representations and warranties will, as provided in the Underwriting Agreement, survive the termination of the Underwriting Agreement and the delivery of and payment for the Shares.

Upon the execution and delivery of the Underwriting Agreement by the Attorneys on behalf of the Selling Shareholders, the undersigned agrees to be bound by and to perform each and every covenant and agreement contained therein of the undersigned as a Selling Shareholders.

The undersigned agrees, if so requested, to provide an opinion of counsel, addressed to the Underwriters, which opinion shall expressly permit reliance thereon by Venable LLP, setting forth such matters as Venable LLP may reasonably request in rendering its opinion pursuant to the Underwriting Agreement and such other documentation as the Attorneys, the

Company, the Representatives or any of their respective counsel may request to effectuate any of the provisions hereof or of the Underwriting Agreement, all of the foregoing to be in form and substance satisfactory in all respects to the party requesting such documentation.

This Power of Attorney and all authority conferred hereby are granted for valuable consideration, and conferred subject to and in consideration of the interests of the Attorneys, the several Underwriters, the Company and the other Selling Shareholders who may become parties to the Underwriting Agreement, and for the purposes of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney.

This Power of Attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be withdrawn or terminated by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned (or either or any of the undersigned) or by the occurrence of any other event or events (including, without limitation, the termination of any trust or estate for which the undersigned is acting as a fiduciary or fiduciaries, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate or the merger, consolidation, dissolution or liquidation of any corporation or partnership) (any of the foregoing being hereinafter referred to as an “Event”). If an Event shall occur after the execution hereof but before completion of the transactions contemplated by the Underwriting Agreement or this Power of Attorney, then the Shares will be delivered to the Underwriters by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and the Custody Agreement and any actions taken hereunder by the Attorneys shall be as valid as if such Event had not occurred regardless of whether or not the Custodian, the Attorneys, the Underwriters, or any one of them, shall have received notice of such Event.

It is understood that the Attorneys assume no responsibility or liability to any person other than to deal with the ADSs deposited with the Custodian pursuant to the Custody Agreement and the proceeds from the sale of the Shares in accordance with the provisions hereof. The Attorneys make no representations with respect to and shall have no responsibility for the Registration Statement or the Prospectus nor, except as herein expressly provided, for any aspect of the offering of ADSs, and the Attorneys shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for the Attorneys’ own gross negligence or willful misconduct. The undersigned agrees to indemnify the Attorneys for and to hold the Attorneys, jointly and severally, free from and harmless against any and all loss, claim, damage, liability or expense incurred by or on behalf of the Attorneys, or any of them, arising out of or in connection with acting as Attorneys under this Power of Attorney, as well as the cost and expense of defending against any claim of liability hereunder, which is not due to the Attorneys’ own gross negligence or willful misconduct. The undersigned agrees that the Attorneys may consult with counsel of their choice (which may but need not be counsel for the Company) and the Attorneys shall have full and complete authorization and protection for any action taken or suffered by the Attorneys, or any of them hereunder, in good faith and in accordance with the opinion of such counsel.

It is understood that the purchase price per ADSs to be paid in connection with the offering contemplated by the Prospectus and the Underwriting Agreement could be higher or lower than the price per ADS as of the date hereof.

It is understood that the Attorneys shall serve entirely without compensation.

This Power of Attorney shall be binding upon the undersigned and the heirs, legal representatives, distributees, successors and assigns of the undersigned.

This Power of Attorney shall be governed by the laws of New South Wales, Australia without regard to the conflicts of laws principles thereof.

Witness the due execution of the foregoing Power of Attorney as of the date written below.

Maximum Number of ADSs to be Sold by Selling
Shareholders(s):

Very truly yours,

By:
Name:
Title:

DATED:                     ,

Print Name and Address of Selling
Shareholder(s) and Name and Title of any Person
Signing as Agent or Fiduciary:

Telephone:	( )
Facsimile:	( )

ACKNOWLEDGMENT

State of	)
) ss.
County of	)

On this the              day of                                   before me personally appeared                                          who acknowledged the signing of the foregoing instrument and that the same is the free act and deed of such person (and if such person is signing on behalf of a corporation, partnership or trust that the same is the free act and deed of such corporation, partnership or trust and that such person is duly authorized to sign the foregoing instrument).

WITNESS my hand and official seal.

Notary’s Signature

Exhibit D

Form of Opinion of Venable LLP

(Corporate Counsel for the Company in the U.S.)

(i) The ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(ii) The form of certificate used to evidence the ADSs complies in all material respects with all applicable US statutory requirements, with the provisions of the Depositary Agreement and the requirements of the Nasdaq National Market.

(iii) No consent, approval, authorization, license, registration, qualification or order of any US court or US governmental agency or US regulatory body is required for the due authorization, execution, delivery or performance of the Underwriting Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

(iv) The statements in the Registration Statement and Prospectus under the captions “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Management – Committees of the Board of Directors/Corporate Governance – The Sarbanes-Oxley Act of 2002, SEC Rules and the Nasdaq National Marketplace Rules,” and “Taxation” to the extent the matters discussed under “Taxation” involve matters of U.S. taxation laws, in each case insofar as such statements constitute a summary of documents referred to therein or matters of law or regulations, are accurate in all material respects and accurately present the information with respect to such documents and matters. There is no document known to us of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(v) The Registration Statement and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules. The ADS Registration Statement complies as to form in all material respects with the requirements for registration statements on Form F-6 under the Securities Act and the related rules and regulations in effect at the date of filing.

(vi) The Registration Statement and the ADS Registration Statement is effective under the Securities Act, and to our knowledge no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(vii) The ADSs have been approved for listing on the Nasdaq National Market.

(viii) The Company is not and after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ix) Assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and the Company and that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, the Deposit Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(x) No Governmental Authorization of the United States or the State of New York is required for the issue and sale of the Shares and the ADSs by the Company, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at such Closing Date or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, except (a) the registration under the Act of the Shares and the ADSs, (b) such consents, approvals, authorizations, registrations or qualifications as may be required under State Securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters, and (c) such as required by the National Association of Securities Dealers.

(xi) The submission to the non-exclusive jurisdiction of any federal or state court in the State of New York by the Company in the Underwriting Agreement (the State of New York being referred to as the “Selected Jurisdiction” and any federal or state court in the State of New York being collectively referred to as a “Selected Court”) is valid.

(xii) The Australian Placement complies with Rule 903 of Regulation S promulgated pursuant to the Securities Act (“Regulation S”).

(xiii) The Material Contracts as are summarized in the Registration Statement and Prospectus under the caption “Business – Material Contracts” are fairly summarized in all material respects.

Exhibit E

Form of Opinion of PFM Legal Pty Ltd

(Corporate Counsel for the Company in Australia)

As at 1 November 2005

1.1	The Company is duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation.

1.2	The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as such current operations are described in the Registration Statement and the Prospectus and with respect to the Company to enter into and perform the obligations under the Underwriting Agreement and for the Company to issue and sell the Ordinary Shares underlying the ADSs being issued by the Company.

1.3	Since June 30, 2005, there has been no change in the share capital of the Company except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements, employee benefit plans or the Australian private placement referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus; all of the outstanding shares comprising the share capital of the Company have been duly and validly authorized and issued and are fully paid and none of them was issued in violation of any preemptive or other similar right. The information set forth and circled in the Registration Statement attached as Exhibit A hereto is true and correct in all material respects.

1.4

The Ordinary Shares underlying the ADSs to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid. The issuance and sale of the Ordinary Shares to be issued and sold by the Company is not subject to any preemptive or other similar rights of any security holder of the Company. The sale of the Ordinary Shares to be sold by the Selling Shareholders is not subject to any preemptive or other similar rights of any security holder of the Company arising pursuant to the Company’s certificate of registration or constitution or other governing documents and, to the best of our knowledge, any agreements or other instruments to which the Company is a party or by which it is bound. To the best of our knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other similar rights to subscribe for or to purchase or any restriction upon the voting or transfer of any shares comprising the share capital and options over fully paid Ordinary Shares of the Company pursuant to the Company’s certificate of registration or constitution or other governing documents or any agreements or other instruments to which the Company is a party or by which it is bound. To the best of our knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any securities of the Company or any security convertible into, exercisable for, or exchangeable for securities of the Company. The Ordinary Shares underlying the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

1.5	To the best of our knowledge, the form of electronic holdings used to evidence the Ordinary Shares underlying the ADS complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Company’s certificate of registration or constitution of the Company and the requirements of the Australian Stock Exchange. To the best of our knowledge, other than as set forth in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act or on the Australian Stock Exchange.

1.6	All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of the Underwriting Agreement and the issuance and sale of the Ordinary Shares underlying the ADSs to be issued pursuant to the Underwriting Agreement. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery of the Underwriting Agreement by the Representatives and the Selling Shareholders and that each of the Representatives and the Selling Shareholders and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, the Underwriting Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and except as enforceability of any indemnification or contribution provision may be limited under applicable securities laws.

1.7

To the best of our knowledge, neither the execution, delivery and performance of the Underwriting Agreement and Deposit Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Ordinary Shares underlying the ADSs) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed trust, note or other agreement or instrument of which such counsel is aware and to which the Company is a party or by which either the Company or any of its assets or properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, Australian statute, Australian rule or regulation, of which such counsel is aware or violate any provision of the certificate of registration or constitution of the Company.

1.8	No consent, approval, authorization, license, registration, qualification or order of any Australian court or Australian governmental agency or Australian regulatory body is required for the due authorization, execution, delivery or performance of the Underwriting Agreement by the Company or the consummation of the transactions contemplated hereby or thereby.

1.9	To the best of our knowledge, there is no any action, suit, proceeding or other investigation, before any Australian court or before or by any Australian public body or Australian board pending or threatened against, or involving the assets, properties or businesses of, the Company which is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed or which could reasonably be expected to have a Material Adverse Effect.

1.10	The statements in the Registration Statement and Prospectus under the captions “Description of Share Capital,” “Business - Material Contracts,” “Business - Legal Proceedings” “Part II – Item 6. Indemnification of Directors and Officers,” “Management - Board of Directors,” and “Taxation” (to the extent the matters summarised under the heading “Taxation” involve matters of Australian tax law), in each case insofar as such statements constitute a summary of documents referred to therein or matters of Australian law or Australian regulations, are accurate in all material respects and accurately present the information with respect to such documents and matters. .

1.11

The Deposit Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and except as enforceability of any indemnification or contribution provision may be limited under applicable securities laws.

1.12	The Company’s submission to the non-exclusive jurisdiction of any federal or state court in the State of New York by the Company in the Underwriting Agreement (the State of New York being referred to as the “Selected Jurisdiction” and any federal or state court in the State of New York being collectively referred to as a “Selected Court”) is valid and would be recognized by a court of competent jurisdiction in the Commonwealth of Australia (the “Relevant Court”). The Company has validly appointed Puglisi & Associates as its authorized agent for the purpose described in the Underwriting Agreement.

1.13	If the Underwriting Agreement were sought to be enforced against the Company in the Commonwealth of Australia in accordance with New York law (the “Governing Law”), a Relevant Court would recognized the choice of the Governing Law (other than for matters that the Relevant Court characterizes as procedural in nature, in respect of which the laws of the State of New South Wales will then be applied) provided that the choice of the Governing Law was made bona fide (in the sense that it was not made with a view to avoiding the laws of any other jurisdiction) and, if the Governing Law was specifically pleaded and proved by adducing appropriate evidence to establish such law, the Governing Law would be applied by a Relevant Court, provided that:

(a)	there is considered to be a substantial connection between the Underwriting Agreement and a party to the Underwriting Agreement to the Selected Jurisdiction;

(b)	the application of such Governing Law does not conflict with a mandator of the Selected Jurisdiction;

(c)	the Relevant Court does not determine that it would be unconscionable to enforce it in the Selected Jurisdiction;

(d)	none of the provisions of the Underwriting Agreement or the applicable Governing Law is determined by a Relevant Court to be:

(1)	contrary to public policy, as that term is interpreted under the laws of the State of New South Wales and the laws of the Commonwealth of Australia applicable therein; or

(2)	of a revenue, expropriatory, confiscatory, penal, criminal or similar nature; and

(e)	a Relevant Court will retain discretion to decline to hear such action if either:

(1)	it is determined by the Relevant Court that it is not the proper forum to hear such action; or

(2)	a concurrent proceeding between the same parties, based on the same facts and having the same object, is pending elsewhere.

(f)	The laws of the Commonwealth of Australia permit an action to be brought in a Relevant Court to recognize and declare enforceable a final and enforceable judgment of a Selected Court of a sum certain against and respecting the obligations of the Company under the Underwriting Agreement that is not impeachable as void or voidable under the internal laws of the Selected Jurisdiction if:

(1)	such judgment was:

(A)	not obtained by fraud or in a manner contrary to the principles of natural justice;

(B)	not for a claim which a Relevant Court would characterize as being of a revenue, expropriatory, confiscatory, penal, criminal or other similar nature;

(C)	not contrary to public policy, as such term is interpreted by the laws of New South Wales; and

(D)	not contrary to any Australian legislation or regulations;

(2)	the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights including bankruptcy, reorganization, winding up, moratorium and similar laws;

(3)	the enforcement of such judgment is outside of the statutory period permitted under the Limitation Act 1969 (New South Wales);

(4)	the judgment does not conflict with another final and conclusive judgment in or relating to the same cause of action in a different jurisdiction; and

(5)	in the case of a judgment obtained by default, there has been no manifest error in the granting of such judgment.

1.14	No stamp or other issuance or transfer taxes or duties or withholding taxes are payable by or on behalf of the Underwriters to the government of Australia or any authority or agency thereof having power to tax in connection with the issue and delivery of the Shares by the Company to or for the respective accounts of the Underwriters.

1.15	To the best of our knowledge, the Company takes security measures adequate to assert trade secret protection in its non-patented technology.

1.16	The agreement executed by the Company’s employees, consultants and other advisors respecting trade secrets, confidentiality or intellectual property rights are valid, binding and enforceable in accordance with their express terms.

1.17	In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representative and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial and statistical data, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial and statistical data, as to which such counsel need make no statement) on the date thereof and hereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit F

Form of Opinion of Venable LLP

(Intellectual Property Counsel for the Company in the U.S.)

(i) To our knowledge, the information in the Prospectus under “Risk Factors – Risks Relating to Intellectual Property and License Arrangements” in the subparagraphs entitled (i) “Third parties may own or control patents or patent applications that may be required to license to commercialize our product candidates, that we may infringe, or that would result in litigation that would be costly and time consuming”; (ii) “Our intellectual property rights may not preclude competitors from developing competing products and our business may suffer”; and (iii) “If we fail to enforce adequately or defend our intellectual property rights our business may be harmed” and under “Business – Intellectual Property” insofar as such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, is correct in all material respects.

(ii) To our knowledge, there are no pending or threatened legal or governmental proceedings, nor allegations on the part of any person of infringement, relating to any patent rights of the Company.

(iii) To our knowledge, (a) the Company’s United States and foreign patents (the “Patents”) listed on Schedules I and II hereto are entitled to a statutory presumption of validity and of ownership by the assignee; (b) there are no liens which have been recorded against any of the U.S. Patents or U.S. Patent Applications at the U.S. Patent Office (“PTO”); (c) there are no allegations or asserted claims of any person relating to the ownership of the Patents or Applications; (d) there are no material defects of form in the preparation or filing of the U.S. Applications; the U.S. Applications and foreign Applications listed in Schedules II and III (together the “Applications”) are being diligently prosecuted; (e) none of the Applications have been finally rejected or abandoned; (f) the assignee listed in Schedules I and III is the assignee of record at the PTO with respect to the US Patents and U.S. and PCT applications; and (g) the applicant or patentee listed in Schedule II is the applicant or patentee of record with respect to the foreign patents or applications.

(iv) Nothing has come to our attention that leads us to believe that any of the Applications relating to Patent Families 5 and 6 will not eventuate in issued patents, or that any patents relating to Patent Families 5 and 6 Applications will not be valid.

Exhibit G

Form of Opinion of F B Rice & Co.

(Intellectual Property Counsel for the Company in Australia)

F B Rice & Co is a firm of Australian and New Zealand Patent and Trade Mark attorneys. In Australia and New Zealand patent attorneys have degrees in science or engineering and undergo a period of ‘apprenticeship’ in order to satisfy the requirements for registration. The work of patent attorneys is centred around the drafting and the interpretation of patent specifications. We are not usually qualified as solicitors or barristers and do not practice in law generally. However, there has been a long tradition, recognised by legal professionals and courts, that patent attorneys have expertise in drafting and commenting on patent licence agreements.

The patent specification for the invention entitled “Method (and Device) for the provocation of air passage narrowing and/or the induction of sputum” or alternatively “Use of a substance in the form of a dispersible dry powder for the manufacture of a medicament for the provocation of air passage narrowing and/or the induction of sputum” was drafted by our firm. The different titles reflect the fact some jurisdictions allow claims to medical treatments while some others do not. In those jurisdictions where medical treatment claims are not allowed, it is still possible to achieve a measure of protection by writing patent claims in the form of “Use of a substance…

In general F B Rice & Co write patent specification in an internationally accepted style for filing overseas. Then, during prosecution of the application in each jurisdiction, the specification is reviewed for conformity with local requirements with the benefit of advice from our local associates.

A provisional application was first filed in Australia to establish a priority date for the invention on 25 February 1994. Subsequently an International Patent application was filed on 23 February 1995. A regional phase application was later filed in Europe and various national phase applications were filed in the countries scheduled below.

F B Rice & Co also work closely with our local associates to prosecute patent applications through the patent offices of each jurisdiction and achieve grant of patents (variously called ‘issue’, ‘registration’ or ‘sealing’).

Our sister firm Computer Patent Annuities (CPA) is responsible for the payment of renewal fees (also called ‘annuities’, ‘maintenance fees’ or ‘continuation fees’) in respect of the patents and applications scheduled below.

Below is a table showing the current status of the family of patents and applications for the invention entitled “Method (and Device) for the “Provocation of Air Passage Narrowing Invention”. This table has been compiled from our records which are maintained up to date and accurate.

Table of Patents and Applications relating to the

Provocation of Air Passage Narrowing

Official No.	Title	Case Status	Country	Renewal Status
PM4114	Method and device for the provocation of upper or lower airway narrowing and/or the induction of sputum	Completed	Australia	Not Applicable

PCT/AU95/00086	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Completed	International Application under the Patent Co-operation Treaty (PCT)	Not Applicable

682756	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Patent Granted - expiry expected 23 February 2015	Australia	Next renewal fee to be paid by 23 February 2006

2183471	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Examination of application in progress	Canada	Next renewal fee to be paid by 23 February 2006

95910331.8	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Examination of application in progress	Europe	Next renewal fee to be paid by 23 February 2006

7-522021	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Examination has been Requested	Japan	No renewal fees due until grant

281522	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Patent Granted - expiry expected 23 February 2015	New Zealand	Next renewal fee to be paid by 23 February 2008

5817028	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Patent Granted - expiry expected 6 October 2015	USA	Next renewal fee to be paid by 6 April 2006

385675	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Patent Granted - expiry expected 23 February 2015	Republic of Korea	Next renewal fee to be paid by 16 May 2006

ZL95191808.7	Method for the provocation of air passage narrowing and/or induction of sputum	Patent Granted - expiry expected 23 February 2015	Peoples Republic of China	Next renewal fee to be paid by 23 February 2006

MY-115838	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Patent Granted - expiry expected 30 September 2018	Malaysia	Next renewal fee to be paid by 30 September 2006

1199654034	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Patent Granted - expiry expected 15 March 2021	The Philippines	Next renewal fee to be paid by 15 March 2008

34525	Method and device for the provocation of air passage narrowing and/or the induction of sputum	Patent Granted - expiry expected 23 February 2015	Singapore	Next renewal fee to be paid by 23 February 2006

2677	Use of a substance in the form of a dispersible dry powder for the manufacture of a medicament for the provocation of air passage narrowing and/or induction of sputum	Patent Granted - expiry expected 23 February 2015	Vietnam	Next renewal fee to be paid by 23 February 2006

Dr Sandra Doreen Anderson is the inventor of the invention and ownership of the invention has passed to Central Sydney Area Health Service. Central Sydney Area Health Service are the patentee and applicant for patents and applications scheduled above.

On 10 October 2001 Central Sydney Area Health Service licensed knowledge in respect of powder technologies for use in the management of respiratory disease, including all the patents and applications scheduled above, to Praxis Pharmaceuticals Australia Pty Ltd (ACN 082 811 630).

Praxis Pharmaceuticals Australia Pty Ltd (ACN 082 811 630) subsequently changed its name to Pharmaxis Pty Ltd and later to Pharmaxis Ltd.

The licence now held by Pharmaxis Ltd is worldwide, exclusive and sublicensable. We concur with the statements made about this licence on Page 71 of the Pharmaxis Ltd Prospectus, in the second paragraph under “Business Intellectual Property”.

To the best of our knowledge, the information in the Prospectus under “Risk Factors - Risks Relating to Intellectual property and License Arrangements,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, is correct in all material respects and is a fair presentation of that information.

To the best of our knowledge, there are no allegations on the part of any person of infringement, relating to patent rights scheduled above and no threat of such proceedings has been brought to our attention. It should be appreciated that we have not been asked to conduct any searches or other inquiries to identify such proceedings and we have not undertaken any such searches or inquiries.

To the best of our knowledge, neither Pharmaxis Ltd nor any of its sub-licensees is infringing or otherwise violating any patents and, to our knowledge, no person is infringing or otherwise violating any of the patents or applications scheduled above. We would generally expect to be informed of any such situation and to be requested to provide our advice in that matter. We base our view in this paragraph on the absence of such information and request.

To the best of our knowledge, there are no asserted or unasserted claims of any persons relating to the scope or ownership of any of the Patents scheduled above or any of the patent applications scheduled above. There are no liens which have been filed against any of the Patents or the Applications, there are no material defects of form in the preparation or filing of the Applications, the Applications are being diligently prosecuted and none of the Applications have been finally rejected or abandoned.

Nothing has come to our attention that leads us to believe that any of the Applications will not eventuate in issued patents, or that any patents issued in respect of any such Applications will not be valid or will not afford Central Sydney Area Health Service or Pharmaxis Ltd or its sub-licensees the patent protection described by the claims therein.

To the best our knowledge, all pertinent art references known to the Central Sydney Area Health Service or Pharmaxis Ltd or its sub-licensees or their counsel during the prosecution of the Patents and the Applications were disclosed to the relevant patent offices in accordance with their various requirements and, to the best of our knowledge, neither such counsel nor the Central Sydney Area Health Service or Pharmaxis Ltd or its sub-licensees made any misrepresentation to, or concealed any material fact from, the patent offices during such prosecution.

Exhibit H

Form of Opinion of Venable LLP

(Regulatory Counsel for the Company in the U.S.)

(i) To our knowledge, there are no pending or threatened legal or governmental proceedings or investigations against the Company relating to the FDCA;

(ii) The statements in the Prospectus under the caption “Business Government Regulations and Product Approval and under the captions “Risk Factors —We will not become profitable if our initial product candidates are unsuccessful in clinical trials or we are unable to obtain regulatory approvals. Even if we receive regulatory approval for any product candidates, profitability will depend on our ability to generate revenues from the sale of our products or the licensing of our technology,” “—Unsuccessful or delayed regulatory approvals could increase our future development costs or impair our future revenue. Approvals that may be given may not cover all the indications for which we seek approval or may contain significant limitations.,” “—Clinical trials are expensive, time consuming, subject to delay and their outcome is uncertain and may not be completed at all.,” “—Ongoing and future clinical trials of our product candidates may not show sufficient safety or efficacy to obtain requisite regulatory approvals, “—Our products are subject to extensive regulation, which can be costly and time-consuming, and we may not obtain approvals for the commercialization of some or all of our products,” “—Even if our product candidates receive regulatory approval, we may still face development and regulatory difficulties that may delay or impair future sales of our products and we would be subject to ongoing regulatory obligations and restrictions, which may result in significant expense and limit our ability to commercialize our product candidates” (collectively, the “Regulatory Sections”) insofar as such statements purport to summarize documents and correspondence submitted to the FDA that we have reviewed and applicable provisions of the FDCA and the regulations promulgated thereunder, are accurate summaries in all material respects of such documents, correspondence and provisions the FDCA and the regulations promulgated thereunder purported to be summarized under such captions.

(iii) To our knowledge, the FDA has not put a clinical hold on the investigational new drug application submitted to the FDA with respect to Aridol for the diagnosis and management of asthma (“Aridol IND”) and we have no reason to believe that the FDA will put a clinical hold on the Aridol IND.

(iv) To our knowledge, the FDA has not put a clinical hold on the investigational new drug application submitted to the FDA with respect to Bronchitol for the management of bronchiectasis (“Bronchitol IND”) subject to the conditions set forth in the FDA, CDER Division of Pulmonary and Allergy Drug Products, Bronchitol IND Meeting Minutes of June 16, 2005, and we have no reason to believe that FDA will put a clinical hold on the Bronchitol IND so long as the Company continues to meet these conditions.

Exhibit I

Form of Opinion of PFM Legal Pty Ltd

(Regulatory Counsel for the Company in Australia)

As at 1 November 2005

1.	To our knowledge, there are no pending or threatened lawsuits, enforcement actions, investigations, audits, inquiries, reviews or other similar actions brought by or before the TGA in which the Company or any of its officers or directors, in their capacity as such, the defendant, respondent or subject;

2.	Such counsel has reviewed the statements and the information contained under the captions “Risk Factors — We will not become profitable if our initial product candidates are unsuccessful in clinical trials or we are unable to obtain regulatory approvals. Even if we receive regulatory approval for any product candidates, profitability will depend on our ability to generate revenues from the sale of our products or the licensing of our technology,” “Unsuccessful or delayed regulatory approvals could increase our future development costs or impair our future revenue. Approvals that may be given may not cover all the indications for which we seek approval or may contain significant limitations.,” “Clinical trials are expensive, time consuming, subject to delay and their outcome is uncertain and may not be completed at all.,” “Clinical trials are expensive, time consuming, subject to delay and their outcome is uncertain and may not be completed at all.,” “Ongoing and future clinical trials of our product candidates may not show sufficient safety or efficacy to obtain requisite regulatory approvals, “Our products are subject to extensive regulation, which can be costly and time-consuming, and we may not obtain approvals for the commercialization of some or all of our products,” “Even if our product candidates receive regulatory approval, we may still face development and regulatory difficulties that may delay or impair future sales of our products and we would be subject to ongoing regulatory obligations and restrictions, which may result in significant expense and limit our ability to commercialize our product candidates,” and “Business— Government Regulation and Product Approval” in the Prospectus and Registration Statement (collectively, the “Regulatory Sections”), insofar as such statements purport to summarise documents and correspondence submitted to the TGA that we have reviewed and applicable provisions of the TGA Act and the regulations promulgated thereunder, are accurate summaries in all material respects of such documents, correspondence and provisions of the general systems of regulation in Australia;

3.	Nothing has come to the attention of such counsel that would give such counsel reason to believe that the Regulatory Sections, as it relates Australian regulatory matters, of the Registration Statement and Prospectus, at the time such Registration Statement became effective and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto, at the date of such Prospectus or such supplement and as of the date hereof, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit J

Form of Opinion of Emmet, Marvin & Marvin, LLP

(Counsel to the Depositary)

(i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

(iii) The legal entity for the issuance of ADRs filed a registration statement for the ADSs on Form F-6 under the Securities Act of 1933, as amended, and the staff of the Securities and Exchange Commission has informed us that the Commission declared that registration statement effective.

Exhibit L

Form of Opinion of Arnold Bloch and Leibler and Corrs Chambers Westgarth

(Counsel for the Selling Shareholders)

Form of Opinion of Corrs Chambers Westgarth

(1)	the Trustee has been duly incorporated and is validly registered and existing under the laws of its place of incorporation;

(2)	the Trustee has power to enter into and to perform its obligations under each Transaction Document;

(3)	each of the Transaction Documents has been validly executed by the Trustee;

(4)	the obligations of the Trustee under each Australian Document are valid, binding and (subject to the terms of each Australian Document) enforceable;

(5)	the execution, delivery and performance by the Trustee of each Australian Document does not contravene or cause a breach or default under, and will not result in any contravention of, or breach or default under:

(A)	its constitution;

(B)	the laws of the Relevant Jurisdictions applicable to companies or trusts generally; or

(C)	the Trust Deed;

(6)	the Trustee is capable of suing and being sued in its own name;

(7)	in entering into and performing its obligations under the Australian Documents, the Trustee has a right of indemnity from the trust fund of the trust of which it is stated in the Australian Documents to be the trustee;

(8)	no consent, licence, approval, authorisation, certificate, permit or order of any court, governmental or regulatory agency, authority or body is required by the laws of the Relevant Jurisdictions for or in connection with the execution and delivery of any of the Transaction Documents;

(9)	it is not necessary or desirable that the Australian Documents be registered or filed with any governmental agency in the Relevant Jurisdictions in order to ensure the legality, validity, enforceability or admissibility in evidence against the Trustee of the Australian Documents;

(10)	claims against the Trustee under each Australian Document will rank at least equally with the claims of all its other unsecured and unsubordinated creditors; and

(11)	the choice of the law of Australia to govern each Australian Document and the submission by the Trustee to the non-exclusive jurisdiction of the courts of Australian are valid and binding on the Trustee and will be given effect to by the courts of, or having or exercising jurisdiction in, each Relevant Jurisdiction.

Form of Opinion of Arnold Bloch and Leibler

(Opinion I)

(a)	The Agreement has been duly authorized, executed and delivered by or on behalf of the Relevant Company.

(b)	The Agreement constitutes the legal, valid and binding obligation of the Relevant Company enforceable against the Relevant Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)	Perpetual Trustees Nominees Limited in its capacity as trustee of the Trust (“Perpetual”) holds the legal title to the relevant American Depository shares in the Company (“Shares”) and may only deal with them as the Relevant Company directs and must deal with them as directed. The Relevant Company has the power to determine the time and mode and broker, if any, for the sale of the Shares.

(d)	The Relevant Company has the legal right, power and authority to enter into the Agreement and to direct Perpetual to sell, transfer and deliver in the manner provided in the Agreement, the Shares to be sold by Perpetual thereunder.

(e)	The execution, delivery and performance of the Agreement and the direction by the Relevant Company to Perpetual to sell and deliver the Shares to be sold by Perpetual as contemplated by the Agreement and the consummation of the transactions contemplated in the Agreement and in the Registration Statement and the Prospectus and compliance by the Relevant Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or any property or assets of the Relevant Company nor will such action result in any violation of the provisions of the Trust Deed.

(f)	To the best of our knowledge, Perpetual holds the legal title to the Shares to be sold by the Relevant Company pursuant to the Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and the Relevant Company has the power to determine the time and mode and broker, if any, for the sale of the Shares. By delivery of a transfer form therefor Perpetual will transfer to the Underwriters who have purchased such Shares pursuant to the Agreement (without notice of any defect in the title of the Perpetual and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

(g)	No filing with, consent, approval, authorisation, license, certificate, permit or order of any court, governmental or regulatory agency, authority or body is required in connection with the performance of the Agreement by the Relevant Company or the consummation of the transactions contemplated thereby, including the delivery and sale of the Shares to be delivered and sold by Perpetual, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

Form of Opinion of Arnold Bloch and Leibler

(Opinion II)

The Agreement has been duly authorized, executed and delivered by or on behalf of the Relevant Company.

Each of the Custody Agreement and the Power of Attorney has been duly authorized, executed and delivered by the Relevant Company.

The Agreement, the Custody Agreement and the Power of Attorney each constitute the legal, valid and binding obligation of the Relevant Company enforceable against the Relevant Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

The Relevant Company has the legal right, power and authority to enter into the Agreement and to sell, transfer and deliver in the manner provided in the Agreement, the Shares to be sold by the Relevant Company thereunder.

The execution, delivery and performance of the Agreement, the Power of Attorney, the Custody Agreement and the sale and delivery by the Relevant Company of the Shares to be sold by the Relevant Company as contemplated by the Agreement and the consummation of the transactions contemplated in the Agreement and in the Registration Statement and the Prospectus and compliance by the Relevant Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares or any property or assets of the Relevant Company nor will such action result in any violation of the provisions of the Trust Deed.

To the best of our knowledge, the Relevant Company has valid and marketable title to the Shares to be sold by the Relevant Company pursuant to the Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Shares pursuant to the Agreement. By delivery of a transfer form therefor the Relevant Company will transfer to the Underwriters who have purchased such Shares pursuant to the Agreement (without notice of any defect in the title of the Relevant Company and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

No filing with, consent, approval, authorisation, license, certificate, permit or order of any court, governmental or regulatory agency, authority or body is required in connection with the performance of the Agreement, the Custody Agreement or the Power of Attorney by the Relevant Company or the consummation of the transactions contemplated thereby, including the delivery and sale of the Shares to be delivered and sold by the Relevant Company, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

Exhibit M

Form of Opinion of NautaDutilh BVBA

(Regulatory Counsel for the Company in the European Union)

(1)	To our knowledge, there are no pending lawsuits, enforcement actions, investigations, audits, reviews or other similar actions brought by or before the public health authorities in those Member States of the European Union in which the Company has current activities, in which the Company or any of its officers or directors, in their capacity as such, is the defendant, respondent or subject.

(2)	Based on the business of the Company as described in the Prospectus and Registration Statement, the statements in the Prospectus under the caption “Foreign Regulation and under the caption “Risk Factors – Risks Relating to Regulatory Issues” —We will not become profitable if our initial product candidates are unsuccessful in clinical trials or we are unable to obtain regulatory approvals. Even if we receive regulatory approval for any product candidates, profitability will depend on our ability to generate revenues from the sale of our products or the licensing of our technology,” “—Unsuccessful or delayed regulatory approvals could increase our future development costs or impair our future revenue. Approvals that may be given may not cover all the indications for which we seek approval or may contain significant limitations.,” “—Clinical trials are expensive, time consuming, subject to delay and their outcome is uncertain and may not be completed at all.,” “—Ongoing and future clinical trials of our product candidates may not show sufficient safety or efficacy to obtain requisite regulatory approvals, “—Our products are subject to extensive regulation, which can be costly and time-consuming, and we may not obtain approvals for the commercialization of some or all of our products,” “—Even if our product candidates receive regulatory approval, we may still face development and regulatory difficulties that may delay or impair future sales of our products and we would be subject to ongoing regulatory obligations and restrictions, which may result in significant expense and limit our ability to commercialize our product candidates”, “—Our ability to generate revenue depends on a number of factors, including our ability to (…) develop and obtain regulatory marketing authorization, as well as approvals concerning pricing and reimbursement, which may be necessary in some of the E.U. member states”, “— The supply of inhalers may be delayed or we may need to change our supplier of inhalers which could delay the commercialization of Aridol and/or Bronchitol”. “— The commercial success of our product candidates is substantially dependent on whether third-party coverage and reimbursement is available from governmental payors such as Medicare and Medicaid, private health insurers, including managed case organizations, and other third-party payors”. “—The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country”. insofar as such statements purport to describe the three marketing authorization procedures in the European Union, and the use purportedly made by the Company of such procedures, are accurate summaries in all material respects of the general system of marketing authorization in the European Union and its Member States, and of the need to obtain national pricing and/or reimbursement approvals as appropriate under national laws of the EU Member States.

Exhibit N

Form of Opinion of Davies Collison Cave

(Intellectual Property for the Company in Australia)

Schedules 1-3 list Patents and Applications are in the name of, or licensed to, Pharmaxis Ltd and have been compiled from our records. Davies Collison Cave has been responsible for the filing and prosecution of these Patents and Applications and prepared the original specifications to the best of its abilities based on the information provided, including information provided by the inventors in relation to their knowledge of the prior art. Davies Collison Cave utilizes the services of well established firms of foreign patent attorneys to assist in the prosecution of patent applications in jurisdictions outside Australia and New Zealand to attain granted patent rights.

The Patents listed in Schedules 1 and 2 relate to phosphosugars and are owned by the Australian National University. On 14 October 1999, Pharmaxis Ltd, then known as Praxis Pharmaceuticals Australia Pty Ltd, entered into an exclusive licence agreement, with respect to the patents listed in Schedules 1 and 2, with Anutech Pty Ltd (now known as ANU Enterprise Pty Ltd), being the commercial subsidiary of the Australian National University. The Agreement was further amended on 19 October 2004. The Agreement grants to Pharmaxis Ltd a licence to exploit, and the right to sub-licence, the technology within the licensed field, being the use of phospohosugars as ethical therapeutics, and expressly excludes from the licence the use of phosphosugars as neutriceuticals (sic), complementary medicines or cosmetics for the treatment of any applicable condition.

Schedule 4 lists trade mark registrations and applications in the name of Pharmaxis Ltd and has been compiled from our records.

The following opinion is provided at the request of Pharmaxis Ltd.

Patents

To the best of our knowledge, the information in the Prospectus under “Risk Factors—Risks Relating to Intellectual property and License Arrangements,” and “Business – Intellectual Property” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, is correct in all material respects and is a fair presentation of that information.

To the best of our knowledge, there are no pending or threatened legal or governmental proceedings, nor allegations on the part of any person of infringement, relating to the patent rights in Schedules 1-3 and no threat of such proceedings has been brought to our attention. It should be appreciated that we have not been asked to conduct any searches or other inquiries to identify such proceedings and we have not undertaken any such searches or inquiries.

To the best of our knowledge, neither Pharmaxis Ltd nor any of its sub-licensees is infringing or otherwise violating any patents of any other persons, nor, to the best of our knowledge is any person infringing or otherwise violating any of the Patents or Applications listed in Schedules 1-3. Again, we have not been asked to conduct any searches or other inquiries to identify any such potential infringement, nor have we undertaken any such searches or inquiries. We would generally expect to be informed of any such situation and to be requested to provide our advice in that matter. We base our view in this paragraph on the absence of such information and request.

To the best of our knowledge, there are no asserted or unasserted claims of any persons relating to the scope or ownership of any of the Patents or Applications listed in the Schedules. There are no liens which have been filed against any of the Patents or the Applications, there are no material defects of form in the preparation or filing of the Applications, the Applications are being diligently prosecuted and none of the Applications have been finally rejected or abandoned.

Nothing has come to our attention that leads us to believe that any of the Applications will not eventuate in issued patents although there is no guarantee that the scope of any granted patent will be identical in scope to that of the application as filed.

To the best our knowledge, all pertinent art references known to the Australian National University or Pharmaxis Ltd, and brought to our attention during the prosecution of the Patent and Applications, were disclosed to the relevant patent offices in accordance with their various requirements.

Trade Marks

To the best of our knowledge, there are no pending or threatened legal or governmental proceedings, nor allegations on the part of any person of infringement, relating to the trade mark rights in Schedule 4 and no threat of such proceedings has been brought to our attention.

The trade marks BRONCHITOL and ARIDOL are registered in Australia and attract the protection afforded by the Trade Marks Act 1995. To the best of our knowledge, there are no asserted or unasserted claims of any persons relating to the ownership or validity of the trade marks BRONCHITOL and ARIDOL in Australia. The searching conducted overseas is insufficient for us to advise with any certainty whether Pharmaxis Ltd is infringing or will infringe or otherwise violate any registered, pending or common law trade marks of any other entity or person. An international registration for the trade mark BRONCHITOL designating the European Community, Japan and United States of America was filed in the name of Pharmaxis Ltd on 1 June 2005. Examination by any of the national Trade Marks Offices is yet to occur. A prior registration was disclosed in a pre-filing search which may obstruct registration and use of BRONCHITOL in the United States of America and Pharmaxis Ltd was advised of this at the time. A European Community Trade Mark application was filed for the trade mark ARIDOL on 13 October

2005. Examination by the European Community Trade Marks Office or any national Trade Marks Office is yet to occur. Prior registrations were disclosed in a pre-filing search which may obstruct use and registration of ARIDOL in Europe and Pharmaxis Ltd was advised of this at the time.